                                                                      EXHIBIT 11

                                IPL SYSTEMS, INC.
                                -----------------

                    COMPUTATION OF NET LOSS PER COMMON SHARE
                    ----------------------------------------
                 (Thousands of dollars except per share amounts)

                                                             Three Months Ended
                                                             ------------------

                                                       September 30,    September 30,
                                                           1996             1995
                                                       -------------    -------------

Primary
-------

Net loss                                               $     (796)      $   (1,910)
                                                       ----------       ----------
Weighted average shares outstanding                     5,633,819        5,522,552

 Dilutive stock options based on the
 treasury stock method using average
 market price for the period                                    -                -
                                                       ----------       ----------
Common shares used in calculation of
 net loss per share                                     5,633,819        5,522,552
                                                       ==========       ==========
Net loss per share                                     $    (0.14)      $    (0.35)
                                                       ----------       ----------
Fully Diluted
-------------

Net loss                                               $     (796)      $   (1,910)
                                                       ==========       ==========
Weighted average shares outstanding                     5,633,819        5,522,552

Dilutive stock options based on the
 treasury stock method using the
 higher of average or period end
 market price                          (A)                  4,999          211,832
                                                       ----------       ----------
Common shares used in calculation of
 net loss per share                                     5,638,818        5,734,384
                                                       ==========       ==========
Net loss per share                                     $    (0.14)      $    (0.33)
                                                       ==========       ==========

(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.

                                                                     EXHIBIT 11
                                                                     (CONTINUED)

                                IPL SYSTEMS, INC.
                                -----------------

                    COMPUTATION OF NET LOSS PER COMMON SHARE
                    ----------------------------------------

                 (Thousands of dollars except per share amounts)
                                                                   Nine Months Ended
                                                           ---------------------------------
                                                           September 30,       September 30,
                                                                1996               1995
                                                           -------------       -------------
Primary
-------

Net loss                                                   $   (1,146)          $   (3,084)
                                                           ----------           ----------
Weighted average shares outstanding                         5,612,629            5,429,730

Dilutive stock options based on the
  treasury stock method using average
  market price for the period                                       -                    -
                                                           ----------           ----------
Common shares used in calculation of
  net loss per share                                        5,612,629            5,429,730
                                                           ==========           ==========
Net loss per share                                         $    (0.20)          $    (0.57)
                                                           ==========           ==========
Fully Diluted
-------------

Net loss                                                   $   (1,146)          $  ( 3,084)
                                                           ==========           ==========
Weighted average shares outstanding                         5,612,629            5,429,730

Dilutive stock options based on the
  treasury stock method using the
  higher of average or period end
  market price                          (A)                   110,382              239,341
                                                           ----------           ----------
Common shares used in calculation of
  net loss per share                                        5,723,011            5,669,071
                                                           ==========           ==========
Net loss per share                                         $    (0.20)          $    (0.54)
                                                           ==========           ==========

(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.


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